UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Fidelity Merrimack Street Trust

(Exact name of registrant as specified in its charter)

Massachusetts

(State of incorporation or organization)

245 Summer Street, Boston, Massachusetts 02210

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered	I.R.S. Employer Identification No.
Fidelity Low Duration Bond Factor ETF	Cboe BZX Exchange, Inc.	82-5431992

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ____

Securities Act registration statement file number to which this form relates: 333-186372

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Shares is set forth in Post-Effective Amendment No. 9 to the registrant’s Registration Statement on Form N-1A (“Registration Statement”) (Commission File Nos. 333-186372 and 811-22796), as filed with the Securities and Exchange Commission on June 8, 2018, which description is incorporated herein by reference. Any amendment or form of supplement to the Registration Statement that is subsequently filed that relates to the Fund is hereby also incorporated by reference herein.

Item 2. Exhibits.

(a)

Declaration of Trust, dated November 15, 2012, is incorporated herein by reference to Exhibit (a) of the trust’s initial Registration Statement filed February 1, 2013 (File No. 811-22796).

(b)

Bylaws of the Trust, dated November 15, 2012, is incorporated herein by reference to Exhibit (b) of the trust’s initial Registration Statement filed February 1, 2013 (File No. 811-22796).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston, and the Commonwealth of Massachusetts, on the 8th day of June 2018.

Fidelity Merrimack Street Trust

By:

/s/ Laura M. Del Prato

Laura M. Del Prato

President